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                                                                   Exhibit 10.90

                       CONSTRUCTION MANAGEMENT AGREEMENT
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     THIS CONSTRUCTION MANAGEMENT AGREEMENT ("Agreement") is made as of June
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2, 2000 by and between TeleCorp Communications, Inc., a Delaware corporation
("Manager"), and Airadigm Communications, Inc., a Wisconsin corporation (the "Company") (Manager and the Company are collectively referred to as the "Parties").

                                    RECITALS
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     WHEREAS, the Company has been granted the personal communications services licenses described on Exhibit A (the "Licenses"), which, the Parties
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acknowledge,  the FCC has taken the position have automatically cancelled;

     WHEREAS, RW Acquisitions, L.L.C. (an affiliate of Manager)("RWA") has agreed to purchase from the Company, and the Company has agreed to sell to RWA, substantially all of the Company's assets under the terms of either: (i) that certain Asset Purchase Agreement dated as of June 2, 2000 (the "Purchase Agreement"); or alternatively, (ii) that certain Contingent Supplement to Asset Purchase Agreement dated June 2, 2000 (the "Contingent Purchase Agreement");

     WHEREAS, RWA has agreed to provide the Company with a working capital loan upon the terms and conditions set forth in that certain Letter of Intent executed by RWA and the Company, dated June 2, 2000 (the "Working Capital Loan"); and

     WHEREAS, the Parties desire to enter into this Agreement in order for Manager to effect the implementation and management of the conversion of the Company's personal communications services network (both before and after Conversion, the "PCS System") from a GSM technology-based system to a TDMA technology-based system (the "Conversion"), with the express understanding that, during the Conversion, the Company's operations shall remain under the ultimate supervision, authority and control of the Company and that the Conversion shall be effected in a manner reasonably calculated to provide seamless service to the Company's customers and to maintain continuity of service.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, it is hereby agreed between the Parties as follows:

     1.  Recitations True. The Parties agree that the aforesaid recitations
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accurately reflect the context in which this Agreement is made and entered into.

     2.  Definitions. The definitions set forth in the Purchase Agreement are
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hereby incorporated by reference and shall apply to this Agreement.
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     3.  Term. This Agreement shall become effective as of the date hereof.
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Unless otherwise terminated pursuant to Section 8(b), this Agreement shall terminate upon the earliest of:

          (a) the closing of the transactions contemplated by the Purchase Agreement or the Contingent Purchase Agreement, as the same may be amended from time to time;

          (b) immediately upon the termination of both the Purchase Agreement and the Contingent Purchase Agreement;

          (c) thirty (30) days following written notice by one Party to the other; and

          (d) immediately upon notice from Manager upon the occurrence of an "Event of Default" by the Company, where an Event of Default shall be deemed to have occurred if

               (i) the Company does not reasonably accept Manager's recommendations under Section 4(b) or (c) below, or

               (ii) the Company fails to comply with its obligations under
Section 5(b) or (c) below

and in either event such failure has not been cured by the Company within three business days of receipt of notice of such failure from Manager

     4.  Obligations of Manager. Manager shall have the right to take any and
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all actions on behalf of the Company in order to effect the Conversion, including providing management and oversight of the Company's and Manager's personnel and procedures necessary and sufficient to accomplish the Conversion, as appropriate in Manager's reasonable discretion. Manager's actions shall be in compliance with all applicable federal, state and local laws, rules and regulations, including FCC rules and regulations regarding construction, maintenance and operation of the PCS System. Manager will implement the Conversion in a fashion designed to be as seamless as possible to Airadigm's customers and to ensure the continuity of service to Airadigm's customers.

     More specifically, in order to effect the Conversion, Manager will also have the authority, as appropriate and necessary to implement the Conversion, to:

          (a) enter onto any real property in which the Company has an interest as an invitee, licensee or contractor of the Company and install TDMA equipment owned by either the Company or Manager and, where necessary in order to locate the TDMA equipment in the first priority position, to manipulate, disassemble, remove or relocate the Company's GSM equipment;

          (b) recruit, train, supervise and direct those employees of the Company, other than Robert Galle, involved in the Conversion, and recommend to the Company the employment and discharge by the Company of employees involved in the Conversion; and

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          (c)  negotiate, compromise, terminate, revise, restate, or otherwise address any contracts, agreements or obligations of the Company or Manager in order to effect the Conversion, and recommend to the Company such contracts, agreements or obligations for execution or termination.

     Manager shall own or lease all equipment and other tangible assets used in connection with the Conversion other than assets owned or leased directly by the Company (the "Tangible Assets"). Upon termination of this Agreement, Manager shall have the right to enter the Company's premises to remove the Tangible Assets and the Company shall not have or assert any contractual or other rights to own or use the Tangible Assets. Manager shall fund all other costs and expenses directly related to the Conversion and approved by Manager through causing RWA to increase the amount of the Working Capital Loan (in addition to the $600,000 monthly advances made thereunder).

     Notwithstanding the foregoing, Manager will not be required to build any redundant facilities within the Company's PCS System to accomplish the Conversion.

     5.  Obligations of the Company.
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          (a)  During the term of this Agreement, the Company shall remain solely responsible for the timely payment of all operating expenses necessary for the continued operation of the PCS System in the ordinary course of business. Such operating expenses shall include, but not be limited to, all obligations with respect to (i) any claims, third-party liabilities, taxes, governmental charges, or penalties imposed upon the Company in connection with the operation of the PCS System; (ii) all salaries, commissions, benefits and other related costs for all personnel involved in the operation of the PCS System, with the exception of any employees of Manager; (iii) all lease payments in connection with real property and equipment leased by the Company; (iv) maintenance and repair expenses of the PCS System; (v) liability and property insurance; and (vi) software maintenance agreements.

          (b) The Company shall submit to Manager all information reasonably necessary for Manager to provide the services required under the terms of this Agreement, including without limitation providing Manager access to the Company's records and customer list.

          (c) The Company shall cooperate with and assist the Manager in its performance of the Conversion, including, without limitation: (i) making available first priority tower and equipment space at each of the Company's PCS Sites to accommodate the TDMA antennas and equipment to be installed; and (ii) assisting Manager in the distribution of handsets to the Company's existing customers that are compatible with the interim system available during implementation of the Conversion, commencing no earlier than four months after the date of execution of the Purchase Agreement. The Company will execute such contracts or modifications thereof, negotiated by Manager pursuant to Section 4(c) above, as are reasonably acceptable to the Company.

     6.  Retention of Control. Notwithstanding any other provision of this
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Agreement, the Company shall retain control over the PCS System and shall carry out all policy decisions with

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respect thereto. Such control shall include, but not be limited to (i) the unfettered right to the use of the Company's facilities and equipment; (ii) control over the day-to-day operations of the PCS System; (iii) control over policy decisions relating to the operation of the PCS System; (iv) ultimate responsibility for employment and personnel decisions associated with the operation of the PCS System; (v) control over financial obligations relating to the facilities; and (vi) actual receipt of the monies and profits accruing from the operation of the PCS System.

     7.  Compensation. In consideration for the services to be performed under
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this Agreement, and if, and only if, this Agreement is terminated by the Company pursuant to Section 3(c), the Company agrees to pay a fee equal to 10% of the value of the Tangible Assets provided by Manager through the date of termination. All fees payable pursuant to this Agreement shall be paid within ten (10) days following termination of this Agreement.

     8.  Public Regulation.
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          (a)  This Agreement is subject to all of the terms and conditions of all of the Company's Licenses as well as all other outstanding licenses, applications and authorizations from the FCC and other federal, state and local government agencies with respect to the PCS System. Nothing in this Agreement shall be construed so as to impair or diminish the Company's control of the PCS System or the Licenses.

          (b) In the event that a federal, state or local government authority (including, without limitation, the FCC) orders, takes, threatens, or announces other action which could require the modification or termination of this Agreement or the relationship between the Parties hereto (i) the Parties may seek administrative or judicial relief from such order(s) (in which event the Parties shall cooperate with each other); or (ii) the Parties may consult with the FCC and its staff, or such other government agency, concerning such matters and negotiate in good faith a modification to this Agreement which would obviate any such questions while preserving, to the maximum extent possible, the intent of the Parties and the economic and other benefits of this Agreement and the portion hereof whose validity is called into question.

     9.  Relationship of Parties. Neither Party shall hold Manager out as the
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holder of the Licenses or owner of the PCS System.

     10. Notices. All notices to be given by the Parties under this Agreement
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shall given be in accordance with the terms of the Purchase Agreement, except that all such notices shall be sent to Manager at the following address/facsimile number:

     TeleCorp Communications, Inc.
     1010 North Glebe Road, Suite 800
     Arlington, Virginia  22201
     Attn: Thomas H. Sullivan
     Fax: 703-236-1376

     11.  Binding Effect. This Agreement shall be binding upon and inure to the
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benefit of the Parties, their permitted successors and assigns.

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     12.  Representations And Warranties. Each Party represents that it is
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legally qualified, empowered and able to enter into this Agreement and that the execution, delivery and performance hereof shall not constitute a breach or violation of any agreement, contract or other undertaking to which such Party is subject or by which it is bound, other than approval of the Bankruptcy Court. Each Party hereto represents and warrants that it has taken all necessary corporate and other necessary action to make this Agreement legally binding on such Party (other than Bankruptcy Court approval, which the Parties agree to seek in timely fashion) and that the individual signing this Agreement on behalf of such Party has been fully authorized and empowered to execute this Agreement on behalf of such Party.

     13.  Entire Agreement. This Agreement, the Purchase Agreement and the
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Contingent Purchase Agreement constitute the entire agreement between the
Parties with respect to the management of the Conversion, and supersede any prior agreements between the Parties with respect to the matters provided for herein.

     14.  Construction. This Agreement shall be construed in accordance with the
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laws of the state of New York except for the choice of law rules utilized in that state, and the obligations of the Parties hereto are subject to all federal, state and local laws and regulations now or hereafter in force and the rules, regulations and policies of the FCC and all other government entities or authorities presently or hereafter to be constituted. In the event of any conflict between the terms of this Agreement and the Purchase Agreement, the terms of the Purchase Agreement shall prevail.

     15.  Counterparts. This Agreement may be executed in counterparts.
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     IN WITNESS WHEREOF, each party, intending hereby to be bound, has caused this Construction Management Agreement to be executed:


"Manager"                                      TELECORP COMMUNICATIONS, INC.


                                               By:___________________________
                                               Its:__________________________


"The Company"                                  AIRADIGM, INC.



                                               By:___________________________
                                               Its:__________________________

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